      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 2004

                                           REGISTRATION STATEMENT NO. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         NEW YORK MORTGAGE TRUST, INC.
             (Exact name of Registrant as specified in its Charter)

                    MARYLAND                                        47-0934168
        (State or Other Jurisdiction of                          (I.R.S. Employer
         Incorporation or Organization)                       Identification Number)

                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 634-9400
          (Address of principal executive office, including zip code)

                         NEW YORK MORTGAGE TRUST, INC.
                           2004 STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                             ---------------------
                               STEVEN B. SCHNALL
                                 DAVID A. AKRE
                          CO-CHIEF EXECUTIVE OFFICERS
                         NEW YORK MORTGAGE TRUST, INC.
                            NEW YORK, NEW YORK 10019
                                 (212) 634-9400
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                WITH COPIES TO:

                             DANIEL M. LEBEY, ESQ.
                             HUNTON & WILLIAMS LLP
                          RIVERFRONT PLAZA, EAST TOWER
                               951 E. BYRD STREET
                         RICHMOND, VIRGINIA 23219-4074
                                 (804) 788-8200
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE         OFFERING PRICE          AGGREGATE             AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)          PER SHARE(2)         OFFERING PRICE     REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  per share...................    1,088,125 shares           $8.83               $9,608,144              $1,218
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Exchange Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Company's Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) of the Securities Act on the basis of $8.83 per share, which was the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on July 7, 2004.

(3) Pursuant to Rule 457(p) of the Securities Act, the $1,218 registration fee for the Company's Form S-8, dated July 8, 2004, shall be deducted from the $14,570.50 previously paid against the filing of Amendment No. 2 to the Company's Registration Statement on Form S-11 (Registration No. 333-111668) on March 26, 2004, for which securities were registered but remain unsold.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     New York Mortgage Trust, Inc. (the "Company") will provide participants, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Request for such documents should be directed to New York Mortgage Trust, Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Chief Financial Officer, telephone number (212) 634-9400.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference and made a part hereof:

          1. The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act on June 24, 2004; and

          2. The description of the Company's common stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The description of the Company's common stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's charter contains a provision which limits the liability of its directors and officers to the maximum extent permitted by Maryland law.

     The Company's charter permits it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at the Company's request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Company's bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the Company's request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Company's charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. Maryland law requires the Company to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland General Corporation Law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses. Maryland law requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Company's Amended and Restated Articles of Incorporation
              (incorporated by reference to Exhibit 3.01 of the Company's
              Registration Statement on Form S-11 (Registration No.
              333-111668)).
    4.2       Company's Bylaws (incorporated by reference to Exhibit 3.02 of the Company's Registration Statement on Form S-11
              (Registration No. 333-111668)).
    4.3       New York Mortgage Trust, Inc. 2004 Stock Incentive Plan
              (filed herewith).
    5.1       Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).
   23.1       Consent of Hunton & Williams LLP (included in Exhibit 5.1).
   23.2       Consent of Deloitte & Touche LLP (filed herewith).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 28, 2004.

                                          NEW YORK MORTGAGE TRUST, INC.
                                          (Registrant)

                                          By:     /s/ STEVEN B. SCHNALL
                                            ------------------------------------
                                                     Steven B. Schnall
                                                 Co-Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----



             /s/ STEVEN B. SCHNALL                Chairman of the Board and Co-Chief     June 28, 2004
------------------------------------------------  Executive Officer
               Steven B. Schnall                  (principal executive officer)




               /s/ DAVID A. AKRE                  Director and Co-Chair Executive        June 28, 2004
------------------------------------------------  Officer
                 David A. Akre




              /s/ MICHAEL I. WIRTH                Chief Financial Officer, Vice          June 28, 2004
------------------------------------------------  President, Secretary and Treasurer
                Michael I. Wirth                  (principal financial officer and
                                                  principal accounting officer)




       /s/ RAYMOND A. REDLINGSHAFER, JR.          Director, President and Chief          June 28, 2004
------------------------------------------------  Investment Officer
         Raymond A. Redlingshafer, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Company's Amended and Restated Articles of Incorporation
              (incorporated by reference to Exhibit 3.01 of the Company's
              Registration Statement on Form S-11 (Registration No.
              333-111668)).
    4.2       Company's Bylaws (incorporated by reference to Exhibit 3.02 of the Company's Registration Statement on Form S-11
              (Registration No. 333-111668)).
    4.3       New York Mortgage Trust, Inc. 2004 Stock Incentive Plan
              (filed herewith).
    5.1       Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).
   23.1       Consent of Hunton & Williams LLP (included in Exhibit 5.1).
   23.2       Consent of Deloitte & Touche LLP (filed herewith).